                                                                     EXHIBIT 2.1

                     OFFSHORE STOCK SUBSCRIPTION AGREEMENT
                     -------------------------------------


          This Stock Subscription Agreement (the "Agreement"), dated March 31,
                                                  ---------
1995, is entered into by and between Biomagnetic Technologies, Inc., a California corporation (the "Company"), and Dassesta International S.A., a
                             -------
British Virgin Islands corporation (the "Purchaser").
                                         ---------


          The Company has offered for sale outside the United States (as that term is defined in Regulation S ("Regulation S") under the United States
                                  ------------
Securities Act of 1933, as amended (the "Securities Act")) to the Purchaser
                                         --------------
25,000,000 shares of its common stock, no par value.


          Capitalized terms used herein and not defined herein shall have the meanings given to them in Regulation S.


          The parties hereto agree as follows:

          i.   Purchase and Sale of Shares.  Upon the basis of the
               ---------------------------
representations and warranties, and subject to the terms and conditions, set forth in this Agreement, the Company covenants and agrees to sell to the Purchaser on the Closing Date (as hereinafter defined), 25,000,000 shares of its common stock, no par value (the "Shares"), at a price equal to $.60 per share
                                 ------
(the "Purchase Price"), and upon the basis of the representations and
      --------------
warranties, and subject to the terms and conditions, set forth in this Agreement, the Purchaser covenants and agrees to purchase from the Company on the Closing Date the Shares at the Purchase Price.

          ii.  Closing.  The closing of the purchase and sale of the Shares
               -------
pursuant to Section 1 (the "Closing") hereof shall take place within fifteen
                            -------
days of the date of approval by the shareholders of the Company of the transactions contemplated by this Agreement, but in any event, no later than April 15, 1995, at the offices of Coutts & Co AG, New York Branch ("Coutts"), located at 65 East 55th Street, New York, New York, or at such other date, time and place as the Purchaser and the Company may agree upon in writing (such time and date for the closing, the "Closing Date"). The certificates representing
                               ------------
the Shares to be purchased by the Purchaser shall be delivered by, or on behalf of, the Company at the above-mentioned offices of Coutts, against payment of the Purchase Price therefor in immediately available funds by, or on behalf of, the Purchaser to the Company's account (No. 0009942411) at Coutts. Delivery of such Shares shall be in accordance with the instructions of the Purchaser, and in such names as the Purchaser shall instruct, subject to customary settlement procedures.

          iii. Representations and Warranties of the Company.   The Company
               ---------------------------------------------
represents and warrants to, and agrees with, the Purchaser that (except as set forth on a Disclosure Schedule previously delivered to the Purchaser and attached hereto):

          (1) Organization and Qualification.  Each of the Company and
              ------------------------------
Biomagnetic Technologies GmbH, a corporation organized under the laws of Germany (the "Subsidiary"), is a corporation duly organized, validly existing and in
      ----------
good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties. Each of the Company and its Subsidiary is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, (i) are not having and could not be reasonably expected to have a material adverse effect on the Company and its Subsidiary taken as a whole, and (ii) could not be reasonably expected to have a material adverse effect on the validity or enforceability of this Agreement or on the ability of the Company to perform its obligations hereunder. Except for the Subsidiary, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

          (2) Capital Stock of the Company.  (i)  The authorized capital stock
              ----------------------------
of the Company consists solely of 60,000,000 shares of Company common stock. As of December 31, 1994, 10,027,697 shares of Company common stock were issued and outstanding, no shares were held in the treasury of the Company and (i) 1,857,382 shares of Common Stock were reserved for issuance upon the exercise of outstanding stock options; (ii) 308,618 shares of Common Stock were reserved for issuance pursuant to future grants under stock option plans; and (iii) 212,232 shares of Common Stock were reserved for issuance under the Company's 1992 Employee Stock Purchase Plan. There has been no change in the number of issued and outstanding shares of Company common stock or shares of Company common stock reserved for issuance since such date. All of the issued and outstanding shares of Company common stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except pursuant to this Agreement, there are no outstanding Options obligating the Company or its Subsidiary to issue or sell any shares of capital stock of the Company or to grant, extend or enter into any Option with respect thereto.

          (3) Capital Stock of the Subsidiary.  All of the outstanding shares of
              -------------------------------
capital stock of the Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by the Company, free and clear of any Lien and there are no (i) outstanding Options obligating the Company or its Subsidiary to issue or sell any shares of capital stock of the Subsidiary or to grant, extend or enter into any such Option or (ii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any Person other than the Company or its Subsidiary with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of the Subsidiary.

          (4) Contractual Obligations.  There are no outstanding contractual
              -----------------------
obligations of the Company or its Subsidiary to repurchase, redeem or otherwise acquire any shares of Company common stock or any capital stock of the Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, the Subsidiary or any other Person.

          (5) Absence of Certain Changes or Events.  Except as disclosed in the
              ------------------------------------
Company SEC Reports (as defined in Section 3(l)) filed prior to the date of this Agreement, (a) since September 30, 1994, there has not been any change, event or development having, or that could be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiary taken as a whole and (b) between such date and the date hereof (i) the Company and its Subsidiary have conducted their respective businesses only in the ordinary course consistent with past practice and (ii) neither the Company nor its Subsidiary has taken any action which, if taken after the date hereof, would constitute a breach of any provision of clause (ii) of Section 5(c).

          (6) Absence of Undisclosed Liabilities.  Neither the Company nor its
              ----------------------------------
Subsidiary had at September 30, 1994, or has incurred since such date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature, except liabilities or obligations (i) which were incurred in the ordinary course of business consistent with past practice and (ii) which have not been, and could not be reasonably expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiary taken as a whole.

          (7) Validity of the Agreement.  This Agreement has been duly
              -------------------------
authorized, executed and delivered by the Company and is a valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and the Company has full corporate power and authority necessary to enter into this Agreement and to perform its obligations hereunder.

          (8) No Consents Required.  No consent, approval, authorization or
              --------------------
order of any Governmental or Regulatory Authority having jurisdiction over the Company or its Subsidiary is required for execution of this Agreement, including, without limitation, the issuance and sale of the Shares, or the performance of its obligations hereunder.

          (9) Non-contravention.  Neither the sale of the Shares pursuant to,
              -----------------
nor the performance of its obligations under, this Agreement by the Company will:

                    (a) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles of incorporation, charter or by-laws of the Company or its Subsidiary, (B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company or its Subsidiary of any Governmental or Regulatory Authority having jurisdiction over the Company or its Subsidiary or over the properties or assets of the Company or its Subsidiary, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or its Subsidiary is a party, by which the Company or its Subsidiary is bound, or to which any of the properties of the Company or its Subsidiary is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company or its Subsidiary is a party; or

                    (b) result in the creation or imposition of any Lien upon the Shares or any of the assets of the Company or its Subsidiary.

          (10) The Shares.  The Shares:
               ----------

                    (a) are free and clear of any Liens;

                    (b) have been duly and validly authorized and on the Closing Date will be duly and validly issued, fully paid and nonassessable;

                    (c) will not have been, individually and collectively, issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company;

                    (d) will not subject the holders thereof to personal liability by reason of being such holders; and

                    (e) are quoted on, and will be, following the completion of the Restricted Period (if sold in accordance with the provisions of this Agreement), eligible for trading on, the National Association of Securities Dealers Automated Quotations system (NASDAQ).

          (11) Reporting Company.  The Company is a Reporting Company and has
               -----------------
filed all reports required to be filed by Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") during the preceding 12
                                      ------------
months and has been subject to such filing requirements for the past 90 days.

          (12) SEC Reports and Financial Statements.  The Company delivered to
               ------------------------------------
the Purchaser prior to the execution of this Agreement a true and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by the Company or its Subsidiary with the Securities and Exchange Commission (the "SEC") since September 30, 1993 (as such documents
                              ---
have since the time of their filing been amended or supplemented, the "Company
                                                                       -------
SEC Reports"), which are all the documents (other than preliminary material)
- -----------
that the Company and its Subsidiary were required to file with the SEC since such date. As of their respective dates, the Company SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Company SEC Reports (the "Company Financial
                                                   -----------------
Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments) the consolidated financial position of the Company and its Subsidiary as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

          (13) No Pending Proceeding.  There is no pending or, to the best
               ---------------------
knowledge of the Company, threatened action, suit, proceeding or investigation before any Governmental or Regulatory Authority having jurisdiction over the Company or its Subsidiary that would materially affect the execution by the Company of, or the performance by the Company of its obligations under, this Agreement.

          (14) No Material Misstatement or Omission.  The Company, any Person
               ------------------------------------
representing the Company, and, to the best knowledge of the Company, any other Person selling or offering to sell the Shares in connection with the transaction contemplated by this Agreement, have not made, at any time from November 1, 1994 through and including the date hereof, any written communication in connection with the offer or sale of the Shares which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

          (15) Non-Public Information.  The Company is not in possession of any
               ----------------------
material non-public information which has not been disclosed to the Purchaser that, if disclosed, would, or could reasonably be expected to have, an effect on the price of the Shares.

          (16) Regulation S.
               ------------

               (i) The sale of the Shares pursuant to this Agreement will be made in accordance with the provisions and requirements of Regulation S and any applicable state law.

               (ii) No offer to buy the Shares was made to the Company by any Person in the United States.

               (iii) None of the Company, its Subsidiary, or any Representative has engaged, or will engage, in any Directed Selling Efforts with respect to the Shares.

               (iv) The transactions contemplated by this Agreement (A) have not been pre-arranged by the Company with a purchaser which is in the United States or is a U.S. Person; and (B) are not part of a plan or scheme of the Company to evade the registration provisions of the Act.

               (v) The Company has not issued, and after the Closing Date will not issue, any stop transfer order or other order impeding the sale and delivery of the Shares except for a stop order restricting the sale of the Shares into the United States or to, or for the account or benefit of, U.S. Persons during the Restricted Period; provided, however, that in the event that subsequent to the Closing Date the SEC promulgates any revision to, or issues any release reinterpreting, Regulation S which affects this Agreement, the Company may issue such stop transfer order as is necessary to comply with such revision or release.

               (vi) The Company has not offered to sell or sold any warrants convertible into its common stock in a transaction involving Regulation S in the past year; and there are no outstanding warrants convertible into its common stock which have been sold in a transaction involving Regulation S.

          (17) ERISA. Neither the Company nor any entity required to be
               -----
aggregated with the Company ("Affiliate") under Sections 414(b), (c), (m) or
                              ---------
(o) of the Internal Revenue Code of 1986, as amended, (the "Code") or the
                                                            ----
federal Employee Retirement Income Security Act of 1974,
as amended ("ERISA") (S) 4001 has sponsored, maintained, had any obligation to
             -----
contribute to, or has had liability under or with respect to, or has otherwise been a party to, any employee benefit plan within the meaning of ERISA, whether or not subject to ERISA ("Plan"), nor within the last five years has done so or
                          ----
been such a party. With respect to each Plan listed on the Disclosure Schedule, to the extent applicable:

               (1) Each such Plan has been maintained and operated in compliance in all material respects with its terms and with applicable provisions of ERISA, the Code, all regulations, rulings and other authority issued thereunder, and all other applicable governmental laws and regulations, including, without limitation, all tax rules for which favorable tax treatment is intended, bonding requirements and requirements for the filing of applicable reports, documents, and notices with the Secretary of Labor or the Secretary of the Treasury and the furnishing of documents to the participants or beneficiaries of each such Plan;

               (2) No such Plan is or has ever been a "pension plan" as defined for purposes of ERISA, whether or not subject to ERISA or otherwise provides deferred compensation of any kind, and without limiting the generality of the foregoing, no such Plan is, or ever has been, subject to Title IV of ERISA;

               (3) (A) No Plan that is a "welfare benefit plan" as defined in ERISA (S) 3(1) provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment, except to the extent required by law; (B) there has been no violation of Code (S) 4980B or ERISA (S)(S) 601-608 with respect to any such Plan that could result in any material liability; (C) no such Plans are "multiple employer welfare arrangements" within the meaning of ERISA (S) 3(40); (D) the Company does not maintain and does not have any obligation to contribute to any "voluntary employees' beneficiary association" within the meaning of Code (S) 501(c)(9) or other funding arrangement for the provision of welfare benefits (such disclosure to include the amount of any such funding); (E) no such Plan is intended to satisfy Code (S) 125; and (F) no amounts are required in connection with any such Plan to be included in income under Code (S) 105(h);

No event has occurred and no condition exists, with respect to any Plan (whether or not listed on the Disclosure Schedule, that has subjected or could subject the Company or any of its Affiliates, or the Purchaser (by virtue of the transactions contemplated hereby), or any successor Plan to be maintained by the Purchaser or the Company, to any tax, fine, penalty or other liability (other than a liability to the Company, an Affiliate or a Plan disclosed on the Disclosure Schedule arising in the normal course to make contributions or payments, as applicable, when ordinarily due under such Plan). No Plan exists which could result in the payment of money or any other property or rights, or accelerate or provide any other rights or benefits, to any current or former employee of the Company (or other current or former service provider thereto) that would not have been required but for the transactions provided for herein, and neither the Company nor any of its Affiliates or Associates is a party to any plan, program, arrangement or understanding that would result, separately or in the aggregate, in the payment (whether in connection with any termination of employment or otherwise) of any "excess parachute payment" within the meaning of Code (S) 280G with respect to a current or former employee of, or current or former independent contractor to, the Company. No condition exists with respect to any Plan that could result in liability under ERISA Sections 4069 or 4212(c) to the Company or any of its Affiliates or, by virtue of the transactions contemplated hereby, to the Purchaser.

          (18) Environmental Matters.    Each of the Company and its Subsidiary
               ---------------------
has obtained all licenses, permits, authorizations, approvals and consents from Governmental or Regulatory Authorities which are required in respect of its business, operations, assets or properties under any applicable Environmental Law (as defined below). Each of the Company and its Subsidiary is in compliance in all material respects with the terms and conditions of all such licenses, permits, authorizations, approvals and consents and with any applicable Environmental Law.

               (i) No Order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of the Company and its Subsidiary, threatened by any Governmental or Regulatory Authority with respect to any alleged failure by the Company or its Subsidiary to have any license, permit, authorization, approval or consent from Governmental or Regulatory Authorities required under any applicable Environmental Law in connection with the conduct of the business or operations of the Company or its Subsidiary or with respect to any treatment, storage, recycling, transportation, disposal or "release" as defined in 42 U.S.C. (S) 9601(22) ("Release"), by the Company or its
                                         -------
     Subsidiary of any Hazardous Material (as defined below), which Order, complaint, penalty or investigation, individually or in the aggregate, is having or could be reasonably expected to have a material adverse effect on the Company and its Subsidiary taken as a whole, and neither the Company nor its Subsidiary is aware of any facts or circumstances which could be reasonably expected to form the basis for any such Order, complaint, penalty or investigation.

               (ii) Neither the Company nor its Subsidiary nor, to the knowledge of the Company and its Subsidiary, any prior owner or lessee of any property now or previously owned or leased by the Company or its Subsidiary has handled any Hazardous Material on any property now or previously owned or leased by the Company or its Subsidiary.

               (iii) Neither the Company nor its Subsidiary has transported or arranged for the transportation of any Hazardous Material to any location which is the subject of any action, suit, arbitration or proceeding that could be reasonably expected to lead to claims against the Company or its Subsidiary for clean-up costs, remedial work, damages to natural resources or personal injury claims, including, but not limited to, claims under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder ("CERCLA"), which could be reasonably expected to be material to the
     --------
     Company and its Subsidiary taken as a whole.

               (iv) There are no Liens arising under or pursuant to any Environmental Law on any real property owned or leased by the Company or its Subsidiary, other than any such real property not individually or in the aggregate material to the Company and its Subsidiary taken as a whole, and no action of any Governmental or Regulatory Authority has been taken or, to the knowledge of the Company and its Subsidiary, is in process which could subject any of such properties to such Liens, and neither the Company nor its Subsidiary would be required to place any notice or restriction relating to the presence of Hazardous Material at any such property owned by it in any deed to such property.

               (v) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, the Company or its Subsidiary in relation to any property or facility now or previously owned or leased by the Company or its Subsidiary which have not been delivered to the Purchaser prior to the execution of this Agreement.

               (vi) As used herein:

                    (A) "Environmental Law" means any Law of any Governmental or
                         -----------------
          Regulatory Authority relating to human health, safety or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants or Hazardous Materials in the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the treatment, storage, disposal, transport or handling of any Hazardous Material; and

                    (B) "Hazardous Material" means (1) any petroleum or
                         ------------------
          petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (2) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any Environmental Law; and (3) any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority.

          (19) Intellectual Property Rights.  The Company or its Subsidiary
               ----------------------------
either has all right, title and interest in or a valid and binding license to use all Intellectual Property which the Company or its Subsidiary has interests in or uses and which is material to the business of the Company and its Subsidiary taken as a whole, all of which is listed in the Disclosure Schedule. Furthermore, (i) the Company or its Subsidiary has the exclusive right to use the Intellectual Property disclosed in the Disclosure Schedule, (ii) all
                                       -----------------------
registrations with and applications to Governmental or Regulatory Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any taxes or maintenance fees or the taking of any other actions by the Company or its Subsidiary to maintain their validity or effectiveness, (iii) there are no restrictions on the direct or indirect transfer of any license, or any interest therein, held by the Company or its Subsidiary in respect of such Intellectual Property, (iv) the Company has delivered to the Purchaser prior to the execution of this Agreement information with respect to each material invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property, which information is accurate in all material respects, (v) the Company and its Subsidiary have taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets, (vi) neither the Company nor its Subsidiary is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property and (vii) neither the Company nor its Subsidiary has any knowledge that such Intellectual Property is being infringed by any other Person. Neither the Company nor its Subsidiary has received notice that the Company or its Subsidiary is infringing any Intellectual Property of any other Person, no claim is pending or, to the knowledge of the Company and its Subsidiary, has been made to such effect that has not been resolved and, to the knowledge of the Company and its Subsidiary, neither the Company nor its Subsidiary is infringing any Intellectual Property rights of any other Person.

          (20) Licenses.  The Disclosure Schedule contains a true and complete
               --------
list of all Licenses used in and material to the business or operations of the Company or its Subsidiary, setting forth the owner, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, the Company has delivered to the Purchaser true and complete copies of all such Licenses.

               (i) The Company and its Subsidiary owns or validly holds all Licenses that are material to its business or operations;

               (ii) each License listed in the Disclosure Schedule is valid, binding and in full force and effect; and

               (iii) neither the Company nor its Subsidiary is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

          (u) Company Stockholders' Meeting; Other Acts.  The Company has,
              -----------------------------------------
through its Board of Directors, duly called, given notice of, convened and held a meeting of its stockholders (the "Company Stockholders' Meeting") for the
                                    -----------------------------
purpose of voting on approval of the business transaction which is contemplated by this Agreement. The Company has, through its Board of Directors, included in the Proxy Statement the recommendation of the Board of Directors of the Company that the stockholders of the Company adopt this Agreement, and has used its best efforts to obtain such adoption. The Company has amended its articles of incorporation or bylaws to bring into effect the increase in the number of authorized shares as required for the transactions contemplated by this Agreement.

          iv.  Representations and Warranties of the Purchaser.  The Purchaser
               -----------------------------------------------
understands, and represents and warrants to, and agrees with, the Company, that:

          (1) The Purchaser understands that no federal or state agency has passed on or made any recommendation or endorsement of the Shares.

          (2) The Purchaser acknowledges that, in making the decision to purchase the Shares, it has relied solely upon independent investigations made by it and not upon any representations made by the Company with respect to the Company or the Shares.

          (3) The Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions or non-application from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Shares.

          (4) The Purchaser is not a U.S. Person (as defined in Regulation S) and is not an affiliate of the Company.

          (5) No offer of the Shares was made to the Purchaser in the United States.

          (6) At the time the buy order for the Shares was originated the Purchaser was located outside the United States.

          (7) None of the Purchaser, its Subsidiary or any Person acting on behalf of the Purchaser or any such affiliate has engaged, or will engage, in any Directed Selling Efforts with respect to the Shares; and the Purchaser and its Subsidiary have complied, and will comply, with the Offering Restrictions, and any other requirements, of Regulation S.

          (8) The Purchaser is aware that the Shares have not been and will not be registered under the Act and may only be offered or sold pursuant to registration under the Act or an available exemption therefrom.

          (9)  The Purchaser:

               (a) will not, during the period commencing on the Closing
          Date and ending on the day 40 days after the Closing Date (the "Restricted Period"), offer or sell the Shares in the United States,
          ------------------
          to a U.S. Person or for the account or benefit of a U.S. Person or other than in accordance with Rule 903 or Rule 904 of Regulation S; and

               (b) will, after the expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Shares only pursuant to registration under the Act or an available exemption therefrom and, in any case, in accordance with applicable state securities laws.

          (10) If the Purchaser offers and sells the Shares during the Restricted Period, then it will do so only: in accordance with the provisions of Regulation S; pursuant to registration of the Shares under the Act; or pursuant to an available exemption from the registration requirements of the Act.

          (11) The transactions contemplated by this Agreement:

               (a) have not been pre-arranged with a purchaser who is located in the United States or is a U.S. Person; and

               (b) are not part of a plan or scheme to evade the registration provisions of the Act.

          (12) The Purchaser is purchasing the Shares for its own account for the purpose of investment and not (A) with a view to, or for sale in connection with, any distribution thereof or (B) for the account or on behalf of any U.S. Person.

          v.   Covenants of the Company.  The Company covenants and agrees with
               ------------------------
the Purchaser as follows:

               (1) Regulation S.  The Company shall, and the Company shall cause
                   ------------
its Subsidiary to:

                   (a) continue to comply with all applicable reporting requirements of the Exchange Act;

                   (b) refrain from offering to sell or selling any shares of common stock, or warrants or other securities convertible into its common stock, in a transaction involving Regulation S for a period of 180 days following the date hereof;

                   (c) refrain from publishing or disseminating any material (other than press releases approved in advance by the Purchaser and periodic reports and proxy materials required to be filed with the SEC under the United States Securities Laws) in connection with the offering of the Shares;

                   (d) ensure that all Offering Restrictions applicable to the sale of Shares pursuant to this Agreement are thoroughly complied with and satisfied; and

                   (e) refrain from engaging, and insure that its Subsidiary will refrain from engaging, in any Directed Selling Efforts with respect to the Shares.

               (2) Ordinary Course.  Until the Closing, the Company and its
                   ---------------
Subsidiary shall conduct their respective businesses only in, and neither the Company nor its Subsidiary shall take any action except in, the ordinary course consistent with past practice.

               (3) Other Covenants Relating to the Company's Business.  Without
                   --------------------------------------------------
limiting the generality of paragraph (b) of this Section, until the Closing(i) the Company and its Subsidiary shall use all commercially reasonable efforts to preserve intact in all material respects their present business organizations and reputation, to keep available the services of their key officers and employees, to maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on their tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, to preserve their relationships with customers and suppliers and others having significant business dealings with them and to comply in all material respects with any Laws or any Order of any Governmental or Regulatory Authority applicable to them, and (ii) the Company shall not, nor shall it permit its Subsidiary to:

                    (A) amend or propose to amend its articles of incorporation or bylaws;

                    (B) (1) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, (2) split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (3) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (4) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any Option with respect thereto;

                    (C) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any Option with respect thereto; provided, however, that the Company may issue up to 4,882,477 shares and up to 464,200 Options at an exercise price of $0.60 per share in accordance with Annex A pursuant to certain Senior Secured Promissory Notes, dated June 15, 1994 (the "Notes"), the Purchase Option Agreement, dated June 15, 1994 (the "Option Agreement"), and the Offer Letter, dated March 1, 1995 (the "Offer Letter"), as described in Section 3(b) of the Disclosure Schedule, in exchange for the retirement of the Notes;

                    (D) acquire (by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets;

                    (E) other than dispositions in the ordinary course of its business consistent with past practice of assets which are not, individually or in the aggregate, material to the Company and its Subsidiary taken as a whole, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties;

                    (F) except to the extent required by applicable law, (1) permit any material change in (aa) any pricing, marketing, purchasing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice or policy or (bb) any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes or (2) make any material tax election or settle or compromise any material income tax liability with any Governmental or Regulatory Authority;

                    (G) incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness for borrowed money or guarantee any such indebtedness other than in the ordinary course of its business consistent with past practice (net of any amounts of any such indebtedness discharged during such period);

                    (H) enter into any contract or amend or modify any existing contract, or engage in any new transaction outside the ordinary course of business consistent with past practice or not on an arm's length basis, with any affiliate of the Company or its Subsidiary;

                    (I) make any capital expenditures or commitments for additions to plant, property or equipment constituting capital assets except in the ordinary course of business consistent with past practice; or

                    (J) enter into any contract, agreement, commitment or arrangement to do or engage in any of the foregoing.

          (4) Advice of Changes.  The Company shall confer on a regular and
              -----------------
frequent basis with the Purchaser with respect to its business and operations and other matters relevant to the Agreement, and shall promptly advise the Purchaser, orally and in writing, of any change or event, including, without limitation, any complaint, investigation or hearing by any Governmental or Regulatory Authority (or communication indicating the same may be contemplated) or the institution or threat of litigation, having, or which, insofar as can be reasonably foreseen, could have, a material adverse effect on the Company and its Subsidiary taken as a whole or on the ability of the Company, as the case may be, to consummate the transactions contemplated hereby.

          (5) No Solicitations.  Neither the Company nor its Subsidiary will
              ----------------
take, or authorize any Representative to take, directly or indirectly, any action to initiate, assist, solicit, receive, negotiate, encourage or accept any offer or inquiry from any Person (i) to engage in any Business Combination (as defined below) with the Company or its Subsidiary, (ii) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any Business Combination with the Company or its Subsidiary or (iii) to furnish or cause to be furnished any information with respect to the Company or its Subsidiary to any Person (other than as contemplated by Section 5(f) hereof) who the Company, its Subsidiary (or any such Person acting for or on their behalf) knows or has reason to believe is in the process of considering any Business Combination with the Company or its Subsidiary. If the Company or its Subsidiary (or any such Person acting for or on their behalf) receives from any Person (other than the Purchaser or any other Person referred to in Section 5(f) hereof) any offer, inquiry or informational request referred to above, the Company will promptly advise such Person, by written notice, of the terms of this Section 5(e) and will promptly, orally and in writing, advise the Purchaser of such offer, inquiry or request and deliver a copy of such notice to the Purchaser.

          (6) Access to Information; Confidentiality.  (i)  The Company shall,
              --------------------------------------
and shall cause its Subsidiary to, throughout the period from the date hereof to the Closing Date, (A) provide the Purchaser and its Representatives with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company and its Subsidiary and their respective assets, properties, books and records, and (B) furnish promptly to such persons (1) a copy of each report, statement, schedule and other document filed or received by the Company or its Subsidiary pursuant to the requirements of federal or state securities laws or filed with any other Governmental or Regulatory Authority, and (2) all such information and data (including, without limitation, copies of contracts, Company Plans and other books and records) concerning the business and operations of the Company and its Subsidiary as the Purchaser or any of such other persons reasonably may request.

          (7) Notice and Cure.  The Company will notify the Purchaser promptly
              ---------------
in writing of, and contemporaneously will provide the Purchaser with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of the Company under this Agreement to be breached or that renders or will render untrue any representation or warranty the Company contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. The Company also will notify the Purchaser promptly in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, whether occurring or arising prior to, on or after the date of this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

          (8) Fulfillment of Conditions.  Subject to the terms and conditions of
              -------------------------
this Agreement, the Company will take or cause to be taken all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the Purchaser's obligations contained in this Agreement and to consummate and make effective the transactions contemplated by this Agreement, and Company will not, nor will it permit its Subsidiary to, take or fail to take any action that could be reasonably expected to result in the nonfulfillment of any such condition.

          vi.  Covenants of the Purchaser.  The Purchaser covenants and agrees
               --------------------------
that at all times prior to the Closing and thereafter, the Purchaser will hold, and will use its best efforts to cause its Representatives to hold, in strict confidence, unless (i) compelled to disclose by judicial or administrative process or by other requirements of applicable Laws of Governmental or Regulatory Authorities (including, without limitation, in connection with obtaining the necessary approvals of this Agreement or the transactions contemplated hereby of Governmental or Regulatory Authorities), or (ii) disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning trade secrets of the Company and its Subsidiary furnished to it by the Company or its Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (A) previously known by the Purchaser or its Representatives, (B) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of the Purchaser and its Representatives or (C) later acquired by the Purchaser or its Representatives from another source if the Purchaser or such Representative is not aware that such source is under an obligation to keep such documents and information confidential. In the event that this Agreement is terminated without the transactions contemplated hereby having been consummated, upon the request of the Company, the Purchaser will, and will cause its Representatives to, promptly (and in no event later than five (5) days after such request) redeliver or cause to be redelivered all copies of such documents and information furnished by the Company or its Representatives to the Purchaser and its Representatives in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the Purchaser or its Representatives.

          vii. Conditions Precedent to the Purchaser's Obligations.  The
               ---------------------------------------------------
obligations of the Purchaser hereunder are subject to the performance by the Company of its obligations hereunder and to the satisfaction of the following additional conditions precedent:

               (1) The representations and warranties made by the Company in this Agreement shall, unless waived by the Purchaser, be in all material respects true and correct as of the date hereof and at the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.

               (2) The Company will provide an opinion of counsel in form and substance acceptable to the Purchaser.

               (3) All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority, and the National Association of Securities Dealers, necessary to permit the Purchaser and the Company to perform their obligations under this Agreement and to consummate the transactions contemplated hereby (i) shall have been duly obtained, made or given, (ii) shall be in form and substance reasonably satisfactory to the Purchaser, (iii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (iv) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement shall have occurred.

          viii.  Conditions Precedent to the Company's Obligations.  The
                 -------------------------------------------------
obligations of the Company hereunder are subject to the performance by the Purchaser of its obligations hereunder and to the satisfaction of the following additional condition precedent:

               (1) The representations and warranties made by the Purchaser in this Agreement shall, unless waived by the Company, be in all material respects true and correct as of the date hereof and at the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.

          ix.  Fees and Expenses.
               -----------------

               (a) Except as set forth in Section 14(b), each of the Purchaser and the Company agrees to pay its own expenses incident to the performance of its obligations hereunder, including, but not limited to, the fees, expenses and disbursements of such party's counsel.

               (b) The Purchaser hereby acknowledges and consents to the payment by the Company to Coutts of one percent (1%) of the Purchase Price in consideration for services rendered by Coutts to the Company in connection with the transaction contemplated by this Agreement.

          x.   Definitions.  As used in this Agreement, the following defined
               -----------
terms shall have the
meanings indicated below:

          (a) "Business Combination" means with respect to any Person any
               --------------------
merger, consolidation or combination to which such Person is a party, any sale, dividend, split or other disposition of capital stock or other equity interests of such Person or any sale, dividend or other disposition of all or substantially all of the assets and properties of such Person, except the issuance of up to 4,882,477 shares and up to 464,200 Options at an exercise price of $0.60 per share in accordance with Annex A pursuant to the Notes, the Option Agreement, and the Offer Letter, as described in Section 3(b) of the Disclosure Schedule, in exchange for the retirement of the Notes.

          (b) "Governmental or Regulatory Authority" means any court, tribunal,
               ------------------------------------
arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any state, county, city or other political subdivision.

          (c) "Intellectual Property" means all patents and patent rights,
               ---------------------
trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source code) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

          (d) "Law" means all laws, statutes, rules, regulations, ordinances and
               ---
other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

          (e) "Lien" means any lien, claim, mortgage, encumbrance, pledge,
               ----
security interest, equity or charge of any kind.

          (f) "Licenses" means all licenses, permits, certificates of authority,
               --------
authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

          (g) "Option" means any outstanding subscription, option, warrant,
               ------
right (including "phantom" stock rights), preemptive right or other contract, commitment, understanding or arrangement, including any right of conversion or exchange under any outstanding security, instrument or agreement.

          (h) "Order" means any writ, judgment, decree, injunction or similar
               -----
order of any Governmental or Regulatory Authority.

          (i) "Person" means any natural person, corporation, general
               ------
partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

          (j) "Proxy Statement" means the proxy statement relating to the
               ---------------
Company Stockholders' Meeting (as defined in Section 3(u)), as amended or supplemented from time to time.

          (k) "Representative" means any officer, director, employee, investment
               --------------
banker, financial advisor, attorney, accountant, agent or other Person retained by or acting for or on behalf of the Company or its Subsidiary.


          xi.  Indemnification.
               ---------------

          (1) In the event the Purchaser becomes involved in any capacity in any action, proceeding or investigation in connection with any matter referred to in or relating to this Agreement (except as expressly provided for in paragraph (c) of this Section 11), the Company will reimburse the Purchaser for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred, and will indemnify and hold the Purchaser harmless from and against any losses, claims, damages or liabilities to which it may become subject in connection with any such action, proceeding, investigation or matter, unless such expenses, loss, claim, damage or liability results primarily from the Purchaser's gross negligence, recklessness or bad faith in connection with the subject of this Agreement.

          (2) In the event that the Company becomes involved in any capacity in any action, proceeding or investigation in connection with any matter referred to in or relating to this Agreement (except as expressly provided for in paragraph (c) of this Section 11), the Purchaser will reimburse the Company for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred, and will indemnify and hold the Company harmless from and against any losses, claims, damages or liabilities to which it may become subject in connection with any such action, proceeding, investigation or matter, to the extent, but only to the extent, that such loss, claim, damage or liability results primarily from the Purchaser's gross negligence, recklessness or bad faith in connection with the subject of this Agreement.

          (3) Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party shall notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have pursuant to this Section 11 unless, due to the failure to be so notified, the indemnifying party is unable to contest the losses or claims indemnified against, and such omission shall in no event relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 11. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may elect by written notice delivered to such indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, (who shall not, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, be counsel to the indemnifying party); provided, however,
                                                              --------  -------
that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel for each indemnified party), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; provided further, however, that, if clause (i) or (iii) is
                    ----------------  -------
applicable, such liability shall be only in respect of the counsel referred to in such clauses (i) or (iii).

          xii. Survival of the Representations, Warranties, etc. The respective
               ------------------------------------------------
agreements, representations, warranties, indemnities and other statements made by or on behalf of the Company and the Purchaser, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or Person controlling or under common control with, such party and will survive delivery of and payment for the Shares.

          xiii.  Notices.  All communications hereunder shall be in writing,
                 -------
and, if sent to the Purchaser shall be sufficient in all respects if delivered, sent by registered mail, or by telecopy and confirmed to the Purchaser at:

               Dassesta International S.A.
               c/o Experta Administration Ltd.
               Am Schanzengraben 23
               CH-8002 Zurich, Switzerland
               Telephone: 41/1 201 71 07
               Telecopy: 41/1 201 71 92

or, if sent to the Company, shall be delivered, sent by registered mail or by telecopy and confirmed to the Company at:

               Mr. James Schumacher
               President and CEO
               Biomagnetic Technologies, Inc.
               9727 Pacific Heights Boulevard
               San Diego, CA  92121
               Telecopy: (619) 458-5698


          xiv. Termination.  (a) This Agreement may be terminated, and the
               -----------
transactions contemplated hereby may be abandoned:

          (i) at any time before the Closing, by mutual written agreement of Company and the Purchaser;

          (ii) at any time before the Closing, by the Company or the Purchaser, in the event (A) of a material breach hereof by the non-terminating party if such non-terminating party fails to cure such breach within ten (10) business days following notification thereof by the terminating party or
     (B) 10 business days after notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party; provided, that the other party may within such ten (10) business days cure by satisfying or demonstrating the satisfiability of such condition.

          (iii) at any time after April 15, 1995 by the Company or the Purchaser upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party; or

          (iv) by the Purchaser or the Company if there shall have occurred (A) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange, (B) a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States, (C) a commencement of a war or major armed hostilities directly or indirectly involving the United States, (D) any limitation by federal or state authorities on the extension of credit by lending institutions which materially and adversely affects the Purchaser or (E) in the case of any of the foregoing existing at the date of this Agreement, a material acceleration or worsening thereof, upon notification of the non-terminating party by the terminating party.

          (b) If this Agreement is validly terminated pursuant to Section 14(a), this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of Company or the Purchaser (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except as provided in the next succeeding sentence and except that the provisions with respect to confidentiality in Section 6 and expenses in
Section 9 will continue to apply following any such termination.
Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 14(a), the Company will remain liable to the Purchaser for any breach of this Agreement by the Company existing at the time of such termination, and the Purchaser will remain liable to the Company for any breach of this Agreement by the Purchaser existing at the time of such termination, and the Company or the Purchaser may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity.

          xv.  Miscellaneous.
               -------------

               (1) This Agreement may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

               (2) This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and, with respect to
Section 11 hereof, the officers, directors and controlling Persons thereof and each Person under common control therewith, and no other Person shall have any right or obligation hereunder.

               (3) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

               (4) The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.


                                    BIOMAGNETIC TECHNOLOGIES, INC.



                                    By:    /s/ James Schumacher
                                         ----------------------
                                          James Schumacher
                                          President and CEO


                                    DASSESTA INTERNATIONAL S.A.



                                           /s/ Dassesta International S.A.
                                         -----------------------------------